Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 25, 2026, with respect to the consolidated financial statements of EDAP TMS S.A. and subsidiaries, incorporated herein by reference.

KPMG S.A.

/s/ Stéphane Gabriel Devin

Partner

Lyon, France,

September 15, 2026